UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2010

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(Address of principal executive offices)

703-287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2010, the registrant entered into an employment agreement with John Roddy, the registrant’s Executive Vice President, Global Operations and Product Development.

The agreement with Mr. Roddy provides for an annual salary of $320,000 and a performance bonus target of 60% of base salary. The agreement with Mr. Roddy also provides, in the event of Mr. Roddy’s termination without cause or resignation for good reason, a severance benefit consisting of 12 months of Mr. Roddy’s base salary, to be paid in accordance with the registrant’s normal payroll practices; a pro-rated performance bonus (except that if the termination is within 12 months of a change in control, the bonus will not be pro-rated), to be paid in equal installments over the remainder of the 12-month severance period after the amount of bonus is determined; payment of Mr. Roddy’s COBRA premium (or, if required to comply with nondiscrimination rules, a taxable cash payment equal to the amount of Mr. Roddy’s COBRA premium) for the lesser of 12 months or the number of months Mr. Roddy is eligible for COBRA; vesting of Mr. Roddy’s equity awards in the event of termination within 12 months of a change in control; and payment of Mr. Roddy’s specified relocation expenses following termination. In order to obtain the severance benefits described above, Mr. Roddy will be required to release the registrant from any claims he may have against it, including in connection with his employment and the termination thereof. Mr. Roddy also agrees not to compete with the registrant or solicit its employees for one year following his termination.

A copy of the agreement with Mr. Roddy is attached to this report as Exhibit 10.1.

On December 31, 2010, the registrant also entered into an employment agreement with Gregory Ewert, the registrant’s Executive Vice President, Global Distribution Channels.

The agreement with Mr. Ewert provides for an annual salary of $340,000 and a performance bonus target of 75% of base salary. The agreement with Mr. Ewert also provides, in the event of Mr. Ewert’s termination without cause or resignation for good reason, a severance benefit consisting of 12 months of Mr. Ewert’s base salary, to be paid in accordance with the registrant’s normal payroll practices; a pro-rated performance bonus (except that if the termination is within 12 months of a change in control, the bonus will not be pro-rated), to be paid in equal installments over the remainder of the 12-month severance period after the amount of bonus is determined; payment of Mr. Ewert’s COBRA premium (or, if required to comply with nondiscrimination rules, a taxable cash payment equal to the amount of Mr. Ewert’s COBRA premium) for the lesser of 12 months or the number of months Mr. Ewert is eligible for COBRA; and vesting of Mr. Ewert’s equity awards in the event of termination within 12 months of a change in control. In order to obtain the severance benefits described above, Mr. Ewert will be required to release the registrant from any claims he may have against it, including in connection with his employment and the termination thereof. Mr. Ewert also agrees not to compete with the registrant or solicit its employees for one year following his termination.

A copy of the agreement with Mr. Ewert is attached to this report as Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between the registrant and John Roddy, dated as of December 31, 2010.
10.2	Employment Agreement between the registrant and Gregory Ewert, dated as of December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: January 6, 2011	By:	/s/ Thomas J. Fitzpatrick
		Name:	Thomas J. Fitzpatrick
		Title:	Chief Financial Officer